EXHIBIT 23

                         CONSENT OF ARTHUR ANDERSEN LLP


To Unity Bancorp, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 22, 1999 and to all references our Firm into this Form 10-KSB and into Unity Bancorp, Inc.'s previously filed Registration Statement No. 333-20687 on Form S-8, Registration Statement No. 333-46509 on Form S-3 and Registration Statement No. 333-65675 on Form S-3.


                                                     ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 30, 1999